Exhibit 10.1

SECURED DEBT SETTLEMENT AGREEMENT

            THIS SECURED DEBT SETTLEMENT AGREEMENT (this "Agreement") is dated effective as of May 16, 2006 by and between:

1.         First Preference Mortgage Corp. ("FPMC") as Maker of that one certain Real Estate Lien Note dated July 1, 2004, in the original principal sum of $825,000.00, executed and delivered by First Preference Mortgage Corp., a Texas corporation, and made payable to the order of Citizens State Bank and assigned to Bluebonnet Investments, Ltd. by Assignment dated December 29, 2004 ("Note 1");

2.         Bluebonnet Investments, Ltd. ("BIL") as Lender under the $350,000.00 Promissory Note dated December 13, 2005 ("Note 2") by First Financial Corporation ("FFC");

3.         JRPM Investments, Ltd. ("JRPM") as Lender under the $350,000.00 Promissory Note dated December 13, 2005 ("Note 3") by FFC; and as Lender under the $500,000.00 Promissory Note dated December 13, 2005 ("Note 4") by FFC; and

4.          FFC as maker of Notes 2, 3 and 4.

RECITALS

            WHEREAS, Note 1 is secured by liens and security interest in and to certain real property described in that certain Deed of Trust dated July 1, 2004 executed by First Preference Mortgage Corp., a Texas corporation, as Grantor, to Harold E. Allison, III, as trustee and Citizens State Bank as Beneficiary, recorded July 1, 2004 as Document No. 2004025985 of the Official Public Records of McLennan County, Texas describing certain land located in McLennan County, Texas generally known as a 78.4710 acre tract of land located on Highway 77 in McLennan County, Texas as described in said Deed of Trust ("Hwy 77 Property").

            WHEREAS, Note 2, Note 3 and Note 4 are also secured by liens and security interests in and to said Hwy 77 Property.

            WHEREAS, Note 3 and Note 4 are secured by:

1.         Liens and security interests in and to certain real property, personal property and fixtures at the site owned by Shelter Resources, Inc. ("SRI"), which is a subsidiary of FFC, located at 826 Columbus, Waco, in McLennan County, Texas [RE Asset #4201] and located at 823 Washington, Waco, in McLennan County, Texas [RE Asset #4301] ("SRI Properties"), under the a Deed of Trust and Security Agreement in favor of FFC;

2.         Liens and security interests in and to certain real property, personal property and fixtures at the sites owned by First Preference Properties, Inc. ("FPPI") located at 901 Columbus, Waco, in McLennan County, Texas [RE Asset #61101] and located at 325 North 9th Street, Waco, in McLennan County Texas [RE Asset #61201] ("FPPI Properties"), under a Deed of Trust and Security Agreement;

3.          Security interests in the stock of SRI, ("SRI Stock");

4.          Security interests in the stock of First Advisory Services, Inc. ("FAS Stock");

5.          Security interests in the stock of FPMC ("FPMC Stock"); and

6.          Security interests in the stock of FPPI ("FPPI Stock").

            WHEREAS, FFC and its subsidiary FPMC have heretofore entered into certain loan arrangements with the Lenders identified herein and has pledged as security for said loans certain collateral.  In order to provide for the payment of the secured debt outstanding by FFC and FPMC, the parties have agreed to certain transactions in an effort to resolve the outstanding debt in exchange for certain collateral pledged to secure said debt in lieu of foreclosure and collection proceedings.

            THEREFORE, for the premises set forth herein and other valuable consideration, FFC, FPMC, BIL and JRPM agree as follows and that all agreements and transactions provided for and agreed to below are effective as of the date of this Agreement, except as otherwise expressly provided below.

AGREEMENTS

            1.         FPMC has agreed to pay on the date hereof the principal sum of $21,373.17 and accrued interest on the first lien note (Note 1) in the amount of $1,768.42 for a total payment of $23,141.59 and BIL acknowledges receipt thereof.

            2.         FFC agrees to pay interest current through the date of this Agreement on the remaining notes as follows and BIL and JRPM acknowledge receipt of such payments:

a.         On the note payable to BIL in the original principal sum of $350,000.00 (Note 2), the total accrued interest through the date of this Agreement in the amount of $1,682.88;

b.         On the note payable to JRPM in the original principal sum of $350,000.00 (Note 3), the total accrued interest through the date of this Agreement in the amount of $1,682.88;

c.         On the note payable to JRPM in the original principal sum of $500,000.00 (Note 4), the total accrued interest through the date of this Agreement in the amount of $2,404.11.

            3.         The parties agree that, after the foregoing payments, the note balances as of the date of this Agreement on the notes are as follows:

Notes	Original Note Amount	Balance As Of 5/16/2006	Payable By
Note 1 Payable to BIL	$825,000.00	$613,000.00	FPMC
Note 2 Payable to BIL	$350,000.00	$350,000.00	FFC
Note 3 Payable to JRPM	$350,000.00	$350,000.00	FFC
Note 4 Payable to JRPM	$500,000.00	$500,000.00	FFC

            4.         JRPM agrees to transfer and assign to BIL its rights with respect to principal in the amount of $287,000.00 under Note 3 and cancel and release its third and fourth liens on the Highway 77 Property owned by FPMC as hereinabove described for the total consideration of $287,000.00 to be paid by the transfer of 195,500 shares of ISMC stock at $0.61 per share for a total value of $119,255.00 and the balance in cash in the amount of $167,745.00.   JRPM and FFC have agreed to the cancellation of all conversion rights under Note 3.

            5.         JRPM agrees to pay off the balance due on a note due to BIL dated August 31, 2005 in the original principal amount of $180,000.00, being the renewal and extension of a note dated August 1, 2002 in the original principal amount of $225,000.00 by the payment of the outstanding principal balance of $167,689.81 and the payment of $27.57 in interest for the total payment of $167,717.38.

            6.         BIL agrees to release its Second Lien Deed of Trust on the 800 Washington property arising out of the August 1, 2002 transaction described in a Note and Deed of Trust of even date therewith as renewed and extended on August 31, 2005.

            7.         BIL agrees to accept full ownership interest of the Highway 77 Property by Deed from First Preference Mortgage Corporation in full payment and satisfaction of all debts to BIL, including but not limited to those liens acquired from JRPM for the agreed value of $1,250,000.00, in full payment of Note 1 ($613,000.00) and Note 2 ($350,000.00) and that portion of Note 3 held by BIL ($287,000.00).  BIL will release its First, Second and Third Liens on the Highway 77 Property.

            8.         JRPM agrees to accept the capital stock of FPI and SRI and provide a total credit of $213,000.00 on notes owed to JRPM as follows:

Notes	5/16/2006 Balance	BIL Credit	Adj Bal	FPPI or SRI CR	Unpaid Bal. Due
Note Payable to JRPM	$350,000.00	($287,000.00)	$63,000.00	($63,000.00)	-0-
Note Payable to JRPM	$500,000.00	-0-	$500,000.00	($150,000.00)	$350,000.00
	$850,000.00	($287,000.00)	$563,000.00	($213,000.00)	$350,000.00

            9.         JRPM agrees to convert the remaining unpaid principal balance of $350,000.00 of Note 4 in the original principal sum of $500,000.00 by converting the remaining $350,000.00 balance of said note to common stock of FFC as it is entitled to do under the terms of the Note Purchase Agreement dated December 12, 2005; provided, however, that said conversion shall occur on or after November 15, 2006 and in any event, on or before December 31, 2006.  In accordance with the conversion rights contained in said Note Purchase Agreement, the $350,000.00 unpaid principal balance of said note shall be convertible at the price of $1.5315249 per share or 228,530 shares of stock.

            10.       Further Assurances.  The parties hereto will execute, acknowledge and deliver in recordable form and upon demand of the other, any other instruments or agreements reasonably required in order to carry out the provisions of this Agreement or to effectuate the intent and purposes hereof.

            11.       No Third Party Beneficiaries; No Modification. The parties hereto do not intend the benefits of this Agreement to inure to any other Person. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by the party against whom enforcement of any change is sought.

            12.       Successors and Assigns.  This Agreement shall bind all successors and permitted assigns of each Lender and shall inure to the benefit of all successors and permitted assigns of each Lender.

            13.       Counterpart Originals.  This Agreement may be executed in counterpart originals, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

            14.       Legal Construction.  In all respects, including, without limitation, matters of construction and performance of this Agreement and the obligations arising hereunder, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas applicable to agreements intended to be wholly performed within the State of Texas.

            15.       No Waiver; Remedies.  No failure on the part of each party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            16.       No Joint Venture.  Nothing provided herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between or among any of the parties hereto.

            17.       Captions.  The captions in this Agreement are inserted only as a matter of convenience and for reference, and are not and shall not be deemed to be a part hereof.

            18.       Conflicts.  In the event of any conflict, ambiguity or inconsistency between the terms and conditions of this Agreement and the terms and conditions of any other Documents, the terms and conditions of this Agreement shall control.

            19.       Severability.  In the event that any provision of this Agreement or the application hereof to any party hereto shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provisions to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

[SEE ATTACHED SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first set forth above.

"FFC"

FIRST FINANCIAL CORPORATION

By:       /s/ David W. Mann, Pres.

Name: David W. Mann

Title:   President

"FPMC"

FIRST PREFERENCE MORTGAGE CORP.

By:/s/ David W. Mann, Chairman of the Bd.

Name: David W. Mann

Title:   President

"JRPM"

JRPM INVESTMENTS, LTD.

By:       /s/ David W. Mann, G.P.

            David W. Mann, General Partner

                        and

By:  RAM Investors, Inc., General Partner

By:       /s/ David W. Mann, Pres.

            David W. Mann, President

"BIL"

BLUEBONNET INVESTMENTS, LTD.

By:  Bluebonnet Enterprises, Inc.,

Its General Partner

By:       /s/   David W. Mann, Pres.

            David W. Mann, President